As filed with the Securities and Exchange Commission on April 23, 2007

Registration No. 333-69582

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

162 FIFTH AVENUE, SUITE 900, NEW YORK, NEW YORK 10010

(212) 994-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GARO H. ARMEN

President and Chief Executive Officer

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, New York 10010

(212) 994-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

PAUL M. KINSELLA

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

EXPLANATORY NOTE

Antigenics Inc. previously registered 66,255 shares of Antigenics common stock, $0.01 par value per share (the “Shares”), for resale by selling security holders, who had acquired warrants exercisable for the Shares in connection with Antigenics’ acquisition of Aronex Pharmaceuticals, which closed on July 12, 2001. This Post-Effective Amendment is filed to deregister the Shares, following the expiration, without exercise, of all of the warrants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the New York City, New York, on April 23, 2007.

ANTIGENICS INC.

By:	/s/ Shalini Sharp
Shalini Sharp
Chief Financial Officer